        Exhibit 10.2

SECURED PROMISSORY NOTE

$3,500,000.00                                                                                                                   December 10, 2018

FOR VALUE RECEIVED, PRESBIA USA, INC., a Delaware corporation (the “Company”), hereby unconditionally promises to pay to the order of RICHARD RESSLER (the “Holder”) or his respective successors and assigns, having an address at 4700 Wilshire Blvd, Los Angeles, CA 90010, at such address or at such other place as may be designated in writing by the Holder, the aggregate principal sum of THREE MILLION FIVE HUNDRED THOUSAND 00/100 UNITED STATES DOLLARS ($3,500,000.00) or such lesser principal amount of the loans made and not repaid from time to time to the Company by the Holder pursuant to this Note (as shown in the records of the Lender), together with interest from the date set forth above on the unpaid principal balance of this Note in the form and at the rate set forth herein.

1.Definitions.  Unless the context otherwise requires, when used herein the following terms shall have the meaning indicated:

“Affiliate” shall mean, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common control with, such Person.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized or required by law to close in New York City.

“Collateral” means, collectivley, the “Collateral” as defined in each of the Security Agreement and the Pledge Agreement, as applicable.

“Company” has the meaning set forth in the first paragraph hereof.

“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Event of Default” has the meaning set forth in Section 6 hereof.

“Governmental Authority” means the government of any nation or any political subdivision thereof, whether at the national, state, territorial, provincial, municipal or any other level, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of, or pertaining to, government.

“Holder” has the meanings set forth in the first paragraph hereof.

“Indebtedness” means any liability or obligation (a) for borrowed money, other than trade payables incurred in the ordinary course of business, (b) evidenced by bonds, debentures, notes, or other similar instruments, (c) in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto), except letters of credit or other similar instruments issued to secure payment of trade payables or obligations in respect of workers’ compensation, unemployment insurance and other social security laws or regulations, all arising in the ordinary course of business consistent with past practices, (d) to pay the deferred purchase price of property or services, except trade payables arising in the ordinary course of business consistent with past practices, (e) as lessee under capitalized leases, and/or (f) secured by a Lien on any asset of the Company, whether or not such obligation is assumed by the Company.

“Indemnified Party” has the meaning set forth in Section 17 hereof.

“Loan Request” has the meaning set forth in Section 2(a) hereof.

“Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any of the foregoing).

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the business, properties, assets, operations, liabilities (actual or contingent), or condition (financial or otherwise) of the Company; or (b) a material impairment of the ability of the to perform its obligations under any Transaction Document to which it is a party.

“Maturity Date” means the earliest to occur of (a) the fifth (5th) anniversary of the date hereof, (b) such date as may be specified by the Holder in a Termination Notice delivered on or after the second (2nd) anniversary of the date hereof, being a Business Day falling no less than thirty (30) days after the date of the Termination Notice, and (c) any date on which the outstanding loans evidenced by this Note are prepaid in full in accordance with Section 6 hereof.

“Note” means this secured promissory note, as amended, supplemented or otherwise modified from time to time.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Pledge Agreement” means that certain Pledge Agreement, dated as of the date hereof, made by PRESBIA PLC, a company incorporated in Ireland (registered no. 539137), in favor of the Holder, as the same may be amended, supplemented or otherwise modified from time to time.

“Related Parties” with respect to any Person, means such Person’s Affiliates and the directors, officers, employees, partners, agents, trustees, administrators, managers, advisors and representatives of it and its Affiliates.

“Security Agreement” means that certain Security and Pledge Agreement, dated as of the date hereof, by and between the Company and the Holder, as the same may be amended, supplemented or otherwise modified from time to time.

“Security Documents” means the collective reference to the Security Agreement, the Pledge Agreement and each other agreement or writing entered in to in addition to this Note pursuant to which the Company purports to pledge or grant a security interest in any property or assets securing the Company’s obligations hereunder or any Person pledges or grants a security interest in any property or assets securing the Company’s obligations hereunder or purports to guaranty the payment and/or performance of the Company’s obligations hereunder and, in each case, as amended, restated, supplemented or otherwise modified from time to time.

“Subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

“Termination Notice” means a notice in writing signed by or on behalf of the Holder addressed to the Company which specifies a date as the Maturity Date for this Note.

“Transaction Documents” means the collective reference to this Note, the Security Documents, and each other agreement or writing entered into between the Company, the Holder and any of their respective Affiliates in respect of this Note, in each case, as amended, restated, supplemented or otherwise modified from time to time.

2.Loans, Principal and Interest.

(a)Holder agrees, pursuant to the terms of this Note, upon the request of Company made at any time from and after the date hereof until the Maturity Date, and so long as no Event of Default has occurred and is continuing, to make one or more term loans to Company in an aggregate principal amount up to THREE MILLION FIVE HUNDRED THOUSAND 00/100 UNITED STATES DOLLARS ($3,500,000.00).  Other than in respect of any funding to be made on the date of this Note, the Company shall provide written notice of a term loan draw (each a “Loan Request”) to the Holder at least one (1) Business Day prior to the date that the Company requests that a loan be made hereunder.  The Holder shall have no obligation to fund a loan hereunder during any period where an Event of Default has occurred or is continuing.

(b)On the date of any loan is made hereunder and upon each payment or prepayment of principal of each Loan, as applicable, the Holder is hereby authorized to record on Schedule A, and any continuation sheets which the Holder may attach hereto, (i) the date of the loans made by the Holder to the Company, (ii) the amount of the principal of the loans made hereunder and (iii) the amount of principal paid or prepaid with respect to any loans made hereunder.  The entries made in such schedule shall be, absent manifest error, prima facie evidence of the existence and amounts of the obligations recorded therein, provided that the failure to so record or any error therein shall not in any manner affect the obligation of the Company to repay the loan evidenced by this Note in accordance with the terms hereof.

(c)Subject to the other provisions of this Note, the Company shall on the Maturity Date pay to the order of the Holder an amount equal to the aggregate principal amount of this Note then outstanding, plus accrued and unpaid interest thereon, unless and to the extent that this Note is earlier redeemed, exchanged, repurchased or repaid in accordance with the terms of this Note.

(d)Interest shall accrue on the unpaid principal amount of this Note from the date hereof, or from the most recent Interest Payment Date for which the applicable interest payment has been made, until the principal amount of this Note is paid in full at a rate of ten percent (10.0%) per annum (compounded monthly) and continuing on the outstanding principal until this Note is indefeasibly and irrevocably paid in full by the Company.  Interest shall be payable annually, in arrears, on January 10, 2020 and each annual anniversary of such date (the “Interest Payment Dates”).   Interest on this Note shall be computed on the basis of a 365- or 366-day year for actual days elapsed.  In the event that any amount due hereunder is not paid when due, such overdue amount shall bear interest at an annual rate of twelve percent (12.0%) until paid in full.  In no event shall any interest charged, collected or reserved under this Note exceed the maximum rate then permitted by applicable law until paid in full.

(e)Whenever any payment to be made hereunder shall be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension will be taken into account in calculating the amount of interest payable under this Note.  All payments of principal and interest by the Company under this Note shall be made in United States dollars in immediately available funds to the respective account of the Holder as specified by such Holder.

3.Prepayment.  Upon at least one (1) Business Day’s prior written notice to the Holder, the outstanding principal of this Note and any accrued and unpaid interest may be prepaid, in whole or in part, at any time prior to the Maturity Date without any interest, premium or penalty.  Amounts borrowed under this Note and repaid or prepaid may not be reborrowed.

4.Representations and Warranties.  The Company hereby represents and warrants to the Holder on the date hereof as follows:

(a)The Company is (i) a corporation, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority, and the legal right, to own, lease and operate its properties and assets and to conduct its business as it is now being conducted and (ii) in compliance with all laws and orders, except to the extent that the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

(b)The Company has the power and authority, and the legal right, to execute and deliver this Note and the other Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder.

(c)The execution and delivery of this Note and the other Transaction Documents to which it is a party by the Company and the performance of its obligations hereunder and thereunder have been duly authorized by all necessary corporate action in accordance with all applicable laws. The Company has duly executed and delivered this Note and the other Transaction Documents to which it is a party.

(d)Other than any filings which are necessary to perfect any Liens created by the Security Agreement, no consent or authorization of, filing with, notice to or other act by, or in respect of, any Governmental Authority or any other Person is required in order for the Company to execute, deliver, or perform any of its obligations under this Note or the other Transaction Documents to which it is a party, other than consents which have been obtained.

(e)The execution and delivery of this Note and the other Transaction Documents to which it is a party and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) violate any provision of the Company’s organizational documents; or (ii) violate any law or order applicable to the Company or by which any of its properties or assets may be bound which could reasonably be expected to have a Material Adverse Effect.

(f)Each of this Note and the other Transaction Documents to which it is a party is a valid, legal and binding obligation of the Company, enforceable against the Company in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(g)No action, suit, litigation, investigation or proceeding of, or before, any arbitrator or Governmental Authority is pending or, to the knowledge of the Company, threatened by or against the Company or any of its property or assets (i) with respect to this Note or the other Transaction Documents to which it is a party or any of the transactions contemplated hereby or thereby or (ii) that could be expected to materially adversely affect the Company’s financial condition or the ability of the Company to perform its obligations under this Note or any other Transaction Document to which it is a party.

5.Covenants.  So long as any amount due under this Note is outstanding and until indefeasible payment in full of all amounts payable by the Company hereunder:

(i)The Company shall (A) carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducting, (B) do all things necessary to remain duly organized, validly existing, and in good standing as a domestic corporation under the laws of its state of formation and (C) maintain all requisite authority to conduct its business in those jurisdictions in which its business is conducted.

(ii)The Company shall promptly notify the Holder of the occurrence of any Event of Default or any event which, with the giving of notice, the lapse of time or both would constitute an Event of Default, which notice shall include a written statement as to such occurrence, specifying the nature thereof and the action (if any) which is proposed to be taken with respect thereto.

(iii)The Company shall promptly notify the Holder of any default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which the Company is a party which default could reasonably be expected to have a Material Adverse Effect.

(iv)The Company shall pay when due all material taxes, assessments and governmental charges and levies upon it or its income, profits or property, except those that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside.

(v)The Company shall comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which they may be subject, except to the extent that the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

(vi)The Company shall not directly or indirectly, engage in any business other than the business engaged in as of the date hereof and any business reasonably related or ancillary thereto.

6.Event of Default.  The occurrence of any of following events shall constitute an “Event of Default” hereunder:

(a)the failure of the Company to make any payment of principal, interest or any other amounts due under this Note or the other Transaction Documents when due, whether at the Maturity Date, upon acceleration or otherwise;

(b)there shall have occurred an acceleration of the stated maturity of any Indebtedness of the Company (other than as evidenced by this Note) of $1,000,000 or more in aggregate principal amount (which acceleration is not rescinded, annulled or otherwise cured within thirty (30) calendar days of receipt by the Company of notice of such acceleration);

(c)the Company makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Company as bankrupt or insolvent; or any order for relief with respect to the Company  is entered under the Federal Bankruptcy Code or any other bankruptcy or insolvency law; or the Company  petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Company or of any substantial part of the assets of the Company, or commences any proceeding relating to it under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Company  and either (i) the Company  by any act indicates its approval thereof, consents thereto or acquiescence therein or (ii) such petition application or proceeding is not dismissed within sixty (60) days;

(d)a final, non-appealable judgment which, in the aggregate with other outstanding final judgments against the Company, exceeds $1,000,000 (not paid or fully covered by insurance) shall be rendered against the Company  and within sixty (60) days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within sixty (60) days after the expiration of such stay, such judgment is not discharged; provided, however, that a judgment that provides for the payment of royalties subsequent to the date of the judgment shall be deemed to be discharged so long as the Company  is in compliance with the terms of such judgment;

(e)any representation or warranty made or deemed made by the Company in any of the Transaction Documents (including this Note) shall prove to have been incorrect in any material respect on or as of the date made or deemed made;

(f)any Liens created by this Note or any other Security Document shall at any time not constitute a valid and perfected first priority Lien on the Collateral (to the extent perfection by filing, registration, recordation or possession is required herein or therein) in favor of the Holder, free and clear of all other Liens (other than Liens previously disclosed to the Holder), or any of the security interests granted pursuant to the Security Documents shall be determined to be void, voidable, invalid or unperfected, are subordinated or are ineffective to provide the Holder with a perfected, first priority security interest in the Collateral, free and clear of all other Liens (other than Liens previously disclosed to the Holder) or, except for expiration or termination in accordance with their terms, this Note or any other Security Document shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof or any other Transaction Documents shall be contested by the Company; or

(g)if the Company fails to observe or perform in any material respect any of its covenants contained in the Transaction Documents to which it is a party, and such failure continues for thirty (30) days after receipt by the Company or the applicable Guarantor of notice thereof.

Upon the occurrence of any such Event of Default, all unpaid principal and accrued interest under this Note shall become immediately due and payable (A) upon election the Holder, with respect to (a) through (b) and (d) through (g) of the immediately preceding sentence, and (B) automatically, with respect to (c) of the immediately preceding sentence.  Upon the occurrence of any Event of Default, the Holder may, in addition to declaring all amounts due hereunder to be immediately due and payable, pursue any available remedy, whether at law or in equity, including, without limitation, exercising its rights under the other Transaction Documents.  If an Event of Default shall have occurred and be continuing, the Holder shall have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the Uniform Commercial Code of the State and any additional rights and remedies as may be provided to a secured party in any jurisdiction in which Collateral is located, including, without limitation, the right to take possession of the Collateral, and for that purpose the Holder may, so far as the Company can give authority therefor, enter upon any premises on which the Collateral may be situated and remove the same therefrom.  Upon the occurrence and during the continuance of an Event of Default, the Holder may in its discretion require the Company to assemble all or any part of the Collateral at such location or locations within the jurisdiction(s) of the Company’s principal office(s) or at such other locations as the Holder may reasonably designate.  Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Holder shall give to the Company at least ten (10) days’ prior written notice of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made.  The Company hereby acknowledges that ten (10) days prior written notice of such sale or sales shall be reasonable notice.  In addition, to the extent permitted by applicable law, the Company waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Holder’s rights and remedies hereunder, including, without limitation, its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights and remedies with respect thereto.

7.Remedies Cumulative. No failure to exercise or delay in exercising any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.  To the extent that applicable law imposes duties on the Holder to exercise remedies in a commercially reasonable manner, the Company acknowledges and agrees that it is not commercially unreasonable for the Holder (a) to fail to incur expenses reasonably deemed significant by the Holder to prepare Collateral for disposition or otherwise to fail to complete raw material or work in process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to fail to remove Liens on or any adverse claims against Collateral, (d) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other persons, whether or not in the same business as the Company, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (h) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, (k) to purchase insurance or credit enhancements to insure the Holder against risks of loss, collection or disposition of Collateral or to provide to the Agent a guaranteed return from the collection or disposition of Collateral, or (l) to the extent deemed appropriate by the Holder, to obtain the services of brokers, investment bankers, consultants and other professionals to assist the Agent in the collection or disposition of any of the Collateral.  The Company acknowledges that the purpose of this Section 7 is to provide non-exhaustive indications of what actions or omissions by the Holder would fulfill the Holder’s duties under the UCC and that other actions or omissions by the Holder shall not be deemed to fail to fulfill such duties solely on account of not being indicated in this Section 7.  Without limitation upon the foregoing, nothing contained in this Section 7 shall be construed to grant any rights to the Company or to impose any duties on the Holder that would not have been granted or imposed by this Note or by applicable law in the absence of this Section 7.

8.Matters Regarding the Holder.

(a)The Company hereby irrevocably appoints the Holder as the Company’s attorney-in-fact, with full authority in the place and stead of the Company and in the name of the Company or otherwise, from time to time following the occurrence of an Event of Default, to take any action and to execute any instrument which the Holder may deem necessary or advisable to accomplish the purposes of this Note, including without limitation to (i) execute any and all documents and instruments and to file financing statements that the Holder deems necessary or useful or desirable to protect, preserve, perfect and/or maintain the perfection and priority of the Holder’s security interest in the Collateral, (ii) endorse the names of the Company on any checks, notes, drafts or other forms of payment or security that may come into the possession of the Holder or any affiliate of the Holder, to sign the Company’s name on invoices or bills-of-lading, drafts against customers, notices of assignment, verifications and schedules, (iii)

sell, transfer, pledge, make any arrangement with respect to or otherwise dispose of or deal with any of the Collateral consistent with the UCC (as defined in the Security Agreement) and (iv) do all other acts and things which the Holder deems necessary or useful to protect, preserve or realize upon the Collateral and the Holder’s security interest therein.  The powers granted herein, being coupled with an interest, are irrevocable until all of the obligations hereunder are indefeasibly paid in full and this Note is terminated.  The powers conferred on the Holder hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon it to exercise any such powers.  Neither the Holder nor any attorney-in-fact shall be liable for any act or omission, error in judgment or mistake of law provided the same is not the result of gross negligence or willful misconduct.

(b)For the purpose of enabling the Holder to exercise rights and remedies under this Note and the other Security Documents (including in order to take possession of, collect, receive, assemble, process, appropriate, remove, realize upon, sell or grant options to purchase any Collateral) at such time as the Holder shall be lawfully entitled to exercise such rights and remedies, the Company hereby grants to the Holder, (i) an irrevocable, nonexclusive, worldwide license (exercisable without payment of royalty or other compensation to Company), including in such license the right to sublicense, use and practice any intellectual property now owned or hereafter acquired by Company and access to all media in which any of the licensed items may be recorded or stored and to all software and programs used for the compilation or printout thereof and (ii) an irrevocable license (without payment of rent or other compensation to Company) to use, operate and occupy all real property owned, operated, leased, subleased or otherwise occupied by Company.

(c)If the Company fails to perform any agreement contained herein, the Holder may itself perform, or cause performance of, such agreement and the expenses of the Holder incurred in connection therewith shall be payable by the Company in immediately available funds upon demand by the Holder.

(d)The powers conferred on the Holder hereunder are solely to protect the Holder’s interest in the Collateral and shall not impose any duty upon him to exercise any such powers.  Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Holder shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

9.Amendments.  Any amendment or waiver of any term of this Note by any party shall be effective only if in writing and duly signed by the Company and the Holder.

10.Waivers.  The Company hereby waives presentment, demand for payment, notice of dishonor, protest and notice of protest, and any or all other notices or demands in connection with the delivery, acceptance, performance, default or endorsement of this Note.  The liability of the Company hereunder shall be unconditional and shall not be in any manner affected by any indulgence whatsoever granted or consented to by the Holder, including but not limited to any extension of time, renewal, waiver or other modification.  Any failure of the Holder to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any time and from time to time thereafter.  The Holder may accept late payments, or partial payments, even though marked “payment in full” or containing words of similar import or other conditions, without waiving any of its rights.

11.Waiver of Jury Trial.  THE COMPANY HEREBY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS NOTE OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT,

BREACH OF DUTY AND ALL OTHER CLAIMS.  THE COMPANY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

12.Secured Obligation.  This Note is is secured by a first priority security interest in the Collateral.  This Note grants the Holder certain rights with respect to such Collateral upon an Event of Default.

13.Governing Law; Consent to Jurisdiction.  This Note shall be governed by and construed under the law of the State of California, without giving effect to the conflicts of law principles thereof.  The Company and, by accepting this Note, the Holder, each irrevocably submits to the exclusive jurisdiction of the courts of the State of California located in Los Angeles County and the United States District Court for the Central District of Los Angeles for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Note and the transactions contemplated hereby.  Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Note.  The Company and, by accepting this Note, the Holder, each irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court.  The Company and, by accepting this Note, the Holder, each irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

14.Expenses.  Each party shall bear its own costs and expenses incidental to the negotiation of and to the preparation and carrying into effect of the Transaction Documents and any other documents referred to in the Transaction Documents and all transactions herein provided together with any other documents entered into by the Company and the Holer and the Borrower after the date of this Note.

15.Notices.  Any notice or demand required or permitted to be given or made to or upon any party hereto pursuant to any of the provisions of this Note shall be deemed to have been duly given or made for all purposes if in writing and delivered by hand against receipt, sent by e-mail or facsimile, sent by certified or registered mail, postage prepaid, return receipt requested, to such party at the respective address set forth below or such other address as any party hereto may at any time direct by notice given to the other party in accordance with this Section 15.  The date of giving or making of any such notice or demand shall be (a) if sent by mail by certified or registered mail or sent by hand or overnight courier, the earlier of the date of actual receipt, or five (5) Business Days after such notice or demand is sent, (b) if sent by facsimile, during the recipient’s normal business hours (and if sent after normal business hours shall be deemed to have been given at the opening of the recipient’s business on the next Business Day), and (c) if sent by e-mail, upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment).  Each party’s address for notice is as follows:

Company:

Presbia USA, Inc.
8845 Irvine Center Drive
Suite 100
Irvine, CA 92618
Attn:  Mark Yung

with a copy to:

Lowenstein Sandler LLP

One Lowenstein Drive

Roseland, New Jersey 07068

Attention: David Goret

Email: dgoret@lowenstein.com

Holder:

Richard Ressler
c/o Orchard Capital Corporation
4700 Wilshire Blvd.
Los Angeles, CA 90010

With a copy to:

Fragner Seifert Pace & Winograd LLP
601 South Figueroa Street, Suite 2320
Los Angeles, CA 90017
Attention:  Matthew C. Fragner

16.Lost, Stolen or Mutilated Notes.  Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and in case of any such loss, theft or destruction, upon delivery of any customary indemnity agreement reasonably satisfactory to the Company, or in any case of any such mutilation, upon surrender and cancellation of this Note, the Company at its expense will, within five (5) Business Days, issue and deliver a new Note of like tenor in an amount equal to the amount of such lost, stolen or mutilated Note.

17.Indemnification.  The Company agrees to indemnify and hold harmless the Holder and its respective Related Parties (each, an “Indemnified Party”) from and against, any and all claims, damages, losses, liabilities and related expenses (including the reasonable fees, charges and expenses of any counsel for any Indemnified Party), incurred by any Indemnified Party or asserted against any Indemnified Party by any Person (including the Company) other than such Indemnified Party and its Related Parties arising out of, in connection with, or by reason of (a) the execution or delivery of this Note, any other Transaction Document or any agreement or instrument contemplated in connection herewith or therewith, the performance by the parties thereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated herewith or therewith; (b) the loans  as evidenced by this Note or the actual or proposed use of the proceeds therefrom; or (c) any actual or prospective claim, investigation, litigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Company, and regardless of whether any Indemnified Party is a party thereto; provided that, such indemnity shall not be available to any Indemnified Party to the extent that such claims, damages, losses, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence, willful misconduct or fraud of such Indemnified Party or (y) result from a claim brought by the Company against any Indemnified Party for breach of such Indemnified Party’s obligations under this Note, any Transaction Document or any agreement or instrument contemplated in connection herewith or therewith, if a court of competent jurisdiction has rendered a final and non-appealable judgment in favor of the Company on such claim.

18.Rescission of Payments. If at any time any payment made by the Company under this Note is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of the Company or otherwise, the Company’s obligation to make such payment shall be reinstated as though such payment had not been made.

19.Severability. Whenever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid, but if any provision of this Note is held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not render invalid or unenforceable any other provision of this Note.

20.Successors and Assigns; Transferability. This Note shall be binding upon and inure to the benefit of the Company and the Holder and their respective permitted successors and assigns. This Note may be assigned or transferred by the Holder to any Person.  The Company may not assign or transfer this Note or any of its rights hereunder without the prior written consent of the Holder and any such assignment shall be null and void.

21.Judicial Reference. The parties agree that any dispute or controversy arising out of or relating to this Note, or to the interpretation, performance, or breach thereof, shall be heard and decided exclusively by means of a reference pursuant to Section 638 et seq. of the Code of Civil Procedure of the State of California. Such reference shall be made to a retired judge of the Superior Court of the State of California (the “Referee”) who shall hear such dispute or controversy until the final determination thereof pursuant to Article VI, Section 21, of the California Constitution, Section 638 et seq. of the California Code of Civil Procedure, and Rule 244(a) of the California Rules of Court. The term “Referee” as used herein is intended to refer to and include the term “Temporary Judge” as used in the said provisions of the California Constitution and the California Rules of Court.  The Referee shall be selected by mutual agreement of the parties from the list of retired judges maintained by the Superior Court of the State of California for the County of Los Angeles. If the parties are unable to agree upon a retired judge to serve as the Referee, then upon petition by either party to the presiding judge of the Superior Court of the State of California for the County of Los Angeles (or such other judge as the presiding judge may designate for such purpose), such judge shall in his or her sole discretion select the particular retired judge who shall serve as the Referee. The cost of the Referee shall initially be divided equally between the parties, it being understood and agreed that, upon judgment, the prevailing party shall be entitled to reimbursement from the other party of all costs of litigation, including the cost of the Referee.

22.Secured Obligation.  This Note is secured by a first priority security interest in the Collateral.  The Security Documents grant the Holder certain rights with respect to such Collateral upon an Event of Default.

[signature page follows]

IN WITNESS WHEREOF, the Company has caused this Secured Promissory Note to be signed in its name effective as of the date first above written.

PRESBIA USA, INC.
By:	/s/ Mark Yung
Name:	Mark Yung
Title:	Chief Executive Officer

[Signature Page to Secured Promissory Note]

Schedule A

Date	Amount of loan	Amount of principal paid or prepaid	Notation made by